For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS THIRD QUARTER 2024 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1125 PER SHARE

FITZGERALD, GA. (October 23, 2024) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the third quarter of 2024. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.6 million, or $0.32 per diluted share, for the third quarter of 2024, compared to $5.5 million, or $0.31 per diluted share, for the second quarter of 2024, and decreased as compared to $5.8 million, or $0.33 per diluted share, for the third quarter of 2023.
•Operating net income increased to $6.2 million, or $0.35 of adjusted earnings per diluted share, for the third quarter of 2024, compared to $6.0 million, or $0.34 of adjusted earnings per diluted share, for the second quarter of 2024, and $6.0 million, or $0.34 of adjusted earnings per diluted share, for the third quarter of 2023. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $750,000 was recorded in third quarter of 2024 compared to $650,000 in second quarter of 2024, and $1.0 million in third quarter of 2023.
•Total loans were $1.89 billion at September 30, 2024, an increase of $20.5 million, or 1.10%, from the prior quarter.
•Total deposits were $2.52 billion and $2.46 billion at September 30, 2024 and June 30, 2024, respectively, an increase of $64.7 million.
•Mortgage production was $66.6 million, and mortgage sales totaled $57.8 million in the third quarter of 2024 compared to $65.1 million and $45.2 million, respectively, for the second quarter of 2024.
•Small Business Specialty Lending (“SBSL”) closed $30.1 million in Small Business Administration (“SBA”) loans and sold $27.2 million in SBA loans in the third quarter of 2024 compared to $25.8 million and $27.0 million, respectively, for the second quarter of 2024.

The Company also announced that on October 23, 2024, the Board of Directors declared a quarterly cash dividend of $0.1125 per share, to be paid on its common stock on November 20, 2024, to shareholders of record as of the close of business on November 6, 2024. The Company had 17,554,884 shares of its common stock outstanding as of October 21, 2024.

“We are pleased with the improvement in operating results during the third quarter of 2024 and to see the continued progression in the performance of our complementary business lines alongside ongoing efficiency and expense discipline. We are also excited about our new digital banking platform rollout that occurred during the quarter. This enhanced platform will provide our customers with a state-of-the-art online banking experience which we believe will enable us to deliver solutions for all our customer’s needs in today’s digital environment,” said Heath Fountain, Chief Executive Officer.

"We had anticipated margin expansion in the second half of the year, but it did not materialize in the third quarter of 2024. However, we are pleased to report increased net interest income this quarter, and we believe that the margin has now reached its lowest point. We are optimistic about seeing improvement going forward as changes in the rate environment and easing from the Federal Reserve have allowed us to relieve pressure on our funding costs.”

“Loan growth picked up slightly in the third quarter and overall asset quality remains strong. Our pipelines for both loans and deposits remain strong and our team has done a fantastic job of continuing to grow and build customer relationships.”

Balance Sheet

•Total assets were $3.07 billion at September 30, 2024, an increase of $57.2 million from June 30, 2024.
•Total loans, including loans held for sale, were at $1.91 billion at September 30, 2024, an increase of $8.1 million from the quarter ended June 30, 2024.
•Total deposits were $2.52 billion and $2.46 billion at September 30, 2024 and June 30, 2024, respectively, an increase of $64.7 million. Savings and money market deposits increased $13.5 million and time deposits increased $67.3 million which were partially offset by a decrease in interest bearing demand deposits of $18.3 million from June 30, 2024 to September 30, 2024.
•Total borrowings at September 30, 2024 totaled $248.0 million, a decrease of $20.0 million or, 7.5%, compared to June 30, 2024, related to decreases in Federal Home Loan Bank advances.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 35,000 shares of Company common stock were repurchased during the third quarter of 2024 at an average price of $15.02 per share and a total value of $525,817 thousand.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.51%, 13.66%, 16.48%, and 12.51%, respectively, at September 30, 2024.

Third Quarter and September 30, 2024 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $18.7 million for the third quarter ended September 30, 2024 compared to $19.8 million for the same period in 2023. Net interest income, on a tax-equivalent basis, for the nine months ended September 30, 2024 totaled $56.1 million, compared to $59.9 million for the nine months ended September 30, 2023. For both periods, increases can be seen in income on interest earning assets which is more than offset by increases in expenses on interest bearing liabilities due to the significant rise in interest rates period over period along with increases in FHLB advances. Income on interest earning assets increased $2.0 million, to $34.8 million for the third quarter of 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $3.1 million, to $16.1 million for the third quarter of 2024 compared to the respective period in 2023. Income on interest earning assets increased $9.5 million to $101.8 million for the nine month period ended September 30, 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $13.3 million, to $45.6 million for the nine month period ended September 30, 2024 compared to the respective period in 2023.
•Net interest margin for the third quarter of 2024 was 2.64% compared to 2.78% for the third quarter of 2023. Net interest margin was 2.67% for the nine months ended September 30, 2024 compared to 2.87% for the nine months ended September 30, 2023. The decrease for both periods is the result of rate increases in interest bearing liabilities outpacing the rate increases in interest earning assets.
•Noninterest income totaled $10.1 million for the third quarter ended September 30, 2024, an increase of $364,000, or 3.75%, compared to the same period in 2023. Noninterest income totaled $29.1 million for the nine months ended September 30, 2024, an increase of $2.7 million, or 10.39%, compared to the same period in 2023. These increases were primarily related to increases in service charges on deposit accounts, gains on sales of SBA loans and income on merchant and wealth advisory services which is included in other noninterest income, which were partially offset by decreases in interchange fee income and losses on the sales of investment securities.
•Noninterest expense totaled $20.8 million for the third quarter ended September 30, 2024, compared to $20.9 million for the same period in 2023. Noninterest expense totaled $61.6 million for the nine months ended September 30, 2024, compared to $63.5 million for the same period in 2023. The decrease for the third quarter ended September 30, 2024 was primarily related to decreases in loan related expenses and miscellaneous other losses. The decrease for the nine months ended September 30, 2024 was a result of the decrease in salaries and employee benefits primarily related to the expense initiative in 2023 which lowered total number of employees period over period.

Asset Quality

•Nonperforming assets totaled $12.5 million and $7.3 million at September 30, 2024 and June 30, 2024, respectively, an increase of $5.2 million.
•Other real estate owned and repossessed assets totaled $236,000 at September 30, 2024 and $595,000 at June 30, 2024.
•Net loans charged-off were $139,000, or 0.03% of average loans for the third quarter of 2024, compared to $667,000 or 0.14% for the second quarter of 2024.
•The credit loss reserve was $19.7 million, or 1.04% of total loans, at September 30, 2024, compared to $18.8 million, or 1.01% of total loans at June 30, 2024.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, October 24, 2024, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 800-267-6316 and using the Conference ID: COLONY3Q. A replay of the call will be available until Thursday, October 31, 2024. To listen to the replay, dial 800-839-8318.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and has expanded to serve Birmingham, Alabama, as well as Tallahassee and the Florida Panhandle. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management, and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; general risks related to the Company’s merger and acquisition activity, including risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2024			2023
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$10,082	$9,497	$9,487	$9,305	$9,718
Gain on sale of bank premises	—	—	—	(236)	—
Writedown of bank premises	—	197	—	—	—
Loss on sales of securities	454	425	555	—	—
Operating noninterest income	$10,536	$10,119	$10,042	$9,069	$9,718

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$20,835	$20,330	$20,397	$19,587	$20,881
Severance costs	(265)	—	(23)	—	(220)
Operating noninterest expense	$20,570	$20,330	$20,374	$19,587	$20,661

Operating net income reconciliation
Net income (GAAP)	$5,629	$5,474	$5,333	$5,598	$5,804
Severance costs	265	—	23	—	220
Gain on sale of bank premises	—	—	—	(236)	—
Writedown of bank premises	—	197	—	—	—
Loss on sales of securities	454	425	555	—	—
Income tax benefit	(143)	(129)	(121)	52	(48)
Operating net income	$6,205	$5,967	$5,790	$5,414	$5,976

Weighted average diluted shares	17,587,902	17,551,007	17,560,210	17,567,839	17,569,493

Adjusted earnings per diluted share	$0.35	$0.34	$0.33	$0.31	$0.34

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.74%	0.73%	0.71%	0.73%	0.75%
Severance costs	0.03	—	—	—	0.03
Gain on sale of bank premises	—	—	—	(0.03)	—
Writedown of bank premises	—	0.03	—	—	—
Loss on sales of securities	0.06	0.06	0.07	—	—
Tax effect of adjustment items	(0.02)	(0.02)	(0.02)	0.01	(0.01)
Operating return on average assets	0.81%	0.80%	0.76%	0.71%	0.77%

Operating return on average equity reconciliation
Return on average equity (GAAP)	8.33%	8.46%	8.38%	9.20%	9.61%
Severance costs	0.39	—	0.04	—	0.36
Gain on sale of bank premises	—	—	—	(0.39)	—
Writedown of bank premises	—	0.30	—	—	—
Loss on sales of securities	0.67	0.66	0.87	—	—
Tax effect of adjustment items	(0.21)	(0.20)	(0.19)	0.09	(0.08)
Operating return on average equity	9.18%	9.22%	9.10%	8.90%	9.89%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$15.73	$15.09	$14.80	$14.51	$13.59
Effect of goodwill and other intangibles	(2.97)	(2.99)	(3.01)	(3.02)	(3.04)
Tangible book value per common share	$12.76	$12.10	$11.79	$11.49	$10.55

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.01%	8.80%	8.62%	8.35%	7.72%
Effect of goodwill and other intangibles	(1.58)	(1.62)	(1.63)	(1.62)	(1.63)
Tangible equity to tangible assets	7.43%	7.18%	6.99%	6.73%	6.09%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2024			2023
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	72.79%	72.85%	72.48%	69.51%	71.17%
Severance costs	(0.93)	—	(0.08)	—	(0.75)
Gain on sale of bank premises	—	—	—	0.84	—
Writedown of bank premises	—	(0.71)	—	—	—
Loss on sales of securities	(1.59)	(1.52)	(1.97)	—	—
Operating efficiency ratio	70.27%	70.62%	70.43%	70.35%	70.42%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.41%	1.45%	1.45%	1.35%	1.45%
Severance costs	(0.03)	—	—	—	(0.03)
Gain on sale of bank premises	—	—	—	0.03	—
Writedown of bank premises	—	(0.03)	—	—	—
Loss on sales of securities	(0.06)	(0.06)	(0.07)	—	—
Operating net noninterest expense to average assets	1.32%	1.36%	1.38%	1.38%	1.42%

Pre-provision net revenue
Net interest income before provision for credit losses	$18,541	$18,409	$18,654	$18,874	$19,621
Noninterest income	10,082	9,497	9,487	9,305	9,718
Total income	28,623	27,906	28,141	28,179	29,339
Noninterest expense	20,835	20,330	20,397	19,587	20,881
Pre-provision net revenue	$7,788	$7,576	$7,744	$8,592	$8,458
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2024			2023
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income	$18,541	$18,409	$18,654	$18,874	$19,621
Provision for credit losses	750	650	1,000	1,500	1,000
Noninterest income	10,082	9,497	9,487	9,305	9,718
Noninterest expense	20,835	20,330	20,397	19,587	20,881
Income taxes	1,409	1,452	1,411	1,494	1,654
Net income	$5,629	$5,474	$5,333	$5,598	$5,804
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,554,884	17,538,611	17,558,611	17,564,182	17,567,983
Weighted average basic shares	17,587,902	17,551,007	17,560,210	17,567,839	17,569,493
Weighted average diluted shares	17,587,902	17,551,007	17,560,210	17,567,839	17,569,493
Earnings per basic share	$0.32	$0.31	$0.30	$0.32	$0.33
Earnings per diluted share	0.32	0.31	0.30	0.32	0.33
Adjusted earnings per diluted share(b)	0.35	0.34	0.33	0.31	0.34
Cash dividends declared per share	0.1125	0.1125	0.1125	0.1100	0.1100
Common book value per share	15.73	15.09	14.80	14.51	13.59
Tangible book value per common share(b)	12.76	12.10	11.79	11.49	10.55
Pre-provision net revenue(b)	$7,788	$7,576	$7,744	$8,592	$8,458
Performance ratios:
Net interest margin (a)	2.64%	2.68%	2.69%	2.70%	2.78%
Return on average assets	0.74	0.73	0.71	0.73	0.75
Operating return on average assets (b)	0.81	0.80	0.76	0.71	0.77
Return on average total equity	8.33	8.46	8.38	9.20	9.61
Operating return on average total equity (b)	9.18	9.22	9.10	8.90	9.89
Efficiency ratio	72.79	72.85	72.48	69.51	71.17
Operating efficiency ratio (b)	70.27	70.62	70.43	70.35	70.42
Net noninterest expense to average assets	1.41	1.45	1.45	1.35	1.45
Operating net noninterest expense to average assets(b)	1.32	1.36	1.38	1.38	1.42

Colony Bankcorp, Inc.
Selected Financial Information
	2024			2023
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSET QUALITY
Nonperforming portfolio loans	$6,273	$3,653	$3,674	$7,804	$5,625
Nonperforming government guaranteed loans	5,942	3,016	2,757	2,035	3,641
Loans 90 days past due and still accruing	44	41	—	370	9
Total nonperforming loans (NPLs)	12,259	6,710	6,431	10,209	9,275
Other real estate owned	227	582	562	448	812
Repossessed assets	9	13	—	—	—
Total nonperforming assets (NPAs)	12,495	7,305	6,993	10,657	10,087
Classified loans	20,918	22,355	25,965	23,754	20,704
Criticized loans	52,062	44,850	55,065	56,879	50,741
Net loan charge-offs (recoveries)	139	667	664	692	698
Allowance for credit losses to total loans	1.04%	1.01%	1.00%	0.98%	0.93%
Allowance for credit losses to total NPLs	160.40	280.27	290.11	179.95	187.26
Allowance for credit losses to total NPAs	157.37	257.44	266.80	172.38	172.18
Net charge-offs (recoveries) to average loans, net	0.03	0.14	0.14	0.15	0.15
NPLs to total loans	0.65	0.36	0.35	0.54	0.50
NPAs to total assets	0.41	0.24	0.23	0.35	0.33
NPAs to total loans and foreclosed assets	0.66	0.39	0.38	0.57	0.54

AVERAGE BALANCES
Total assets	$3,038,947	$3,010,486	$3,036,093	$3,027,812	$3,058,485
Loans, net	1,862,986	1,850,451	1,853,077	1,860,652	1,854,367
Loans, held for sale	34,533	33,024	24,612	21,251	29,444
Deposits	2,504,101	2,492,479	2,543,259	2,538,500	2,565,026
Total stockholders’ equity	268,769	260,162	255,927	241,392	239,571
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended September 30,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,916,375	$28,560	5.93%	$1,883,811	$26,075	5.49%
Investment securities, taxable	719,669	4,852	2.68%	761,540	5,288	2.75%
Investment securities, tax-exempt [2]	95,464	501	2.09%	106,136	610	2.28%
Deposits in banks and short term investments	88,563	855	3.84%	78,295	787	3.99%
Total interest-earning assets	2,820,071	34,768	4.90%	2,829,782	32,760	4.59%
Noninterest-earning assets	218,876			228,703
Total assets	$3,038,947			$3,058,485
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,460,011	$7,342	2.00%	$1,382,638	$4,455	1.28%
Other time	603,391	5,812	3.83%	672,442	5,883	3.47%
Total interest-bearing deposits	2,063,402	13,154	2.54%	2,055,080	10,338	2.00%
Federal funds purchased	2	—	5.92%	764	11	5.93%
Federal Home Loan Bank advances	185,000	1,913	4.11%	155,652	1,569	4.00%
Other borrowings	63,001	996	6.29%	66,342	1,041	6.22%
Total other interest-bearing liabilities	248,003	2,909	4.67%	222,758	2,621	4.67%
Total interest-bearing liabilities	2,311,405	16,063	2.76%	2,277,838	12,959	2.26%
Noninterest-bearing liabilities:
Demand deposits	440,699			$509,946
Other liabilities	18,074			31,130
Stockholders' equity	268,769			239,571
Total noninterest-bearing liabilities and stockholders' equity	727,542			780,647
Total liabilities and stockholders' equity	$3,038,947			$3,058,485
Interest rate spread			2.14%			2.33%
Net interest income		$18,705			$19,801
Net interest margin			2.64%			2.78%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $59,000 and $54,000 for the quarters ended September 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $25,000 and $36,000 for the quarters ended September 30, 2024 and 2023, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $105,000 and $128,000 for the quarters ended September 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Nine Months Ended September 30,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,904,906	$83,365	5.85%	$1,833,405	$72,403	5.28%
Investment securities, taxable	726,462	14,511	2.67%	779,940	16,167	2.77%
Investment securities, tax-exempt [4]	100,789	1,653	2.19%	106,599	1,837	2.30%
Deposits in banks and short term investments	74,255	2,231	4.01%	67,828	1,853	3.65%
Total interest-earning assets	2,806,412	101,760	4.84%	2,787,772	92,260	4.42%
Noninterest-earning assets	222,134			224,985
Total assets	$3,028,547			$3,012,757
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,454,287	$20,534	1.89%	$1,388,248	$10,201	0.98%
Other time	597,623	16,817	3.76%	611,032	13,692	3.00%
Total interest-bearing deposits	2,051,910	37,351	2.43%	1,999,280	23,893	1.60%
Federal funds purchased	5	—	5.94%	3,703	146	5.29%
Federal Home Loan Bank advances	173,540	5,306	4.08%	161,099	5,140	4.27%
Other borrowings	63,241	2,989	6.31%	70,234	3,164	6.02%
Total other interest-bearing liabilities	236,786	8,295	4.68%	235,036	8,450	4.81%
Total interest-bearing liabilities	2,288,696	45,646	2.66%	2,234,316	32,343	1.94%
Noninterest-bearing liabilities:
Demand deposits	461,336			$526,469
Other liabilities	16,869			13,897
Stockholders' equity	261,646			238,075
Total noninterest-bearing liabilities and stockholders' equity	739,851			778,441
Total liabilities and stockholders' equity	$3,028,547			$3,012,757
Interest rate spread			2.18%			2.48%
Net interest income		$56,114			$59,917
Net interest margin			2.67%			2.87%

4

34The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $163,000 and $162,000 for the nine months ended September 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $35,000 and $160,000 for the nine months ended September 30, 2024 and 2023, respectively, are also included in income and fees on loans.
4 Taxable-equivalent adjustments totaling $347,000 and $386,000 for the nine months ended September 30, 2024 and 2023, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Banking Division
Net interest income	$17,152	$17,217	$17,552	$17,986	$18,778
Provision for credit losses	698	96	455	979	286
Noninterest income	5,494	5,086	5,680	5,992	6,233
Noninterest expenses	17,075	17,135	17,129	16,619	16,653
Income taxes	1,017	1,060	1,166	1,365	1,777
Segment income	$3,856	$4,012	$4,482	$5,015	$6,295

Total segment assets	$2,955,145	$2,889,013	$2,910,102	$2,956,121	$2,999,071

Full time employees	375	385	377	378	382

Mortgage Banking Division
Net interest income	$67	$50	$40	$23	$52
Provision for credit losses	—	—	—	—	—
Noninterest income	1,812	1,456	1,165	1,206	1,725
Noninterest expenses	1,533	1,326	1,218	1,203	2,040
Income taxes	71	42	1	8	(53)
Segment income	$275	$138	$(14)	$18	$(210)

Total segment assets	$9,300	$19,004	$8,011	$7,890	$9,991

Variable noninterest expense(1)	$1,005	$807	$603	$597	$1,245
Fixed noninterest expense	528	519	615	606	795

Full time employees	44	42	43	42	45

Small Business Specialty Lending Division
Net interest income	$1,322	$1,142	$1,062	$865	$791
Provision for credit losses	52	554	545	521	714
Noninterest income	2,776	2,955	2,642	2,107	1,760
Noninterest expenses	2,227	1,869	2,050	1,765	2,188
Income taxes	321	350	244	121	(70)
Segment income	$1,498	$1,324	$865	$565	$(281)

Total segment assets	$100,658	$99,890	$97,396	$89,411	$84,761

Full time employees	33	33	31	33	33

Total Consolidated
Net interest income	$18,541	$18,409	$18,654	$18,874	$19,621
Provision for credit losses	750	650	1,000	1,500	1,000
Noninterest income	10,082	9,497	9,487	9,305	9,718
Noninterest expenses	20,835	20,330	20,397	19,587	20,881
Income taxes	1,409	1,452	1,411	1,494	1,654
Segment income	$5,629	$5,474	$5,333	$5,598	$5,804

Total segment assets	$3,065,103	$3,007,907	$3,015,509	$3,053,422	$3,093,823

Full time employees	452	460	451	453	460

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	September 30, 2024	December 31, 2023
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$23,248	$25,339
Interest-bearing deposits in banks and federal funds sold	121,605	57,983
Cash and cash equivalents	144,853	83,322
Investment securities available for sale, at fair value	370,008	407,382
Investment securities held to maturity, at amortized cost	440,706	449,031
Other investments	17,712	16,868
Loans held for sale	27,760	27,958
Loans, net of unearned income	1,886,037	1,883,470
Allowance for credit losses	(19,663)	(18,371)
Loans, net	1,866,374	1,865,099
Premises and equipment	37,983	39,870
Other real estate	227	448
Goodwill	48,923	48,923
Other intangible assets	3,249	4,192
Bank owned life insurance	57,556	56,925
Deferred income taxes, net	21,166	25,405
Other assets	28,586	27,999
Total assets	$3,065,103	$3,053,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$439,892	$498,992
Interest-bearing	2,085,078	2,045,798
Total deposits	2,524,970	2,544,790
Federal Home Loan Bank advances	185,000	175,000
Other borrowed money	63,016	63,445
Accrued expenses and other liabilities	16,065	15,252
Total liabilities	$2,789,051	$2,798,487

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,554,884 and 17,564,182 issued and outstanding, respectively	$17,555	$17,564
Paid in capital	168,599	168,614
Retained earnings	134,910	124,400
Accumulated other comprehensive loss, net of tax	(45,012)	(55,643)
Total stockholders’ equity	276,052	254,935
Total liabilities and stockholders’ equity	$3,065,103	$3,053,422

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$28,501	$26,022	$83,202	$72,242
Investment securities	5,248	5,770	15,816	17,619
Deposits in banks and short term investments	855	787	2,232	1,852
Total interest income	34,604	32,579	101,250	91,713

Interest expense:
Deposits	13,154	10,338	37,351	23,893
Federal funds purchased	—	11	—	146
Federal Home Loan Bank advances	1,913	1,568	5,306	5,140
Other borrowings	996	1,041	2,989	3,164
Total interest expense	16,063	12,958	45,646	32,343
Net interest income	18,541	19,621	55,604	59,370
Provision for credit losses	750	1,000	2,400	2,100
Net interest income after provision for credit losses	17,791	18,621	53,204	57,270

Noninterest income:
Service charges on deposits	2,401	2,200	7,062	6,140
Mortgage fee income	1,812	1,730	4,503	4,928
Gain on sales of SBA loans	2,227	1,268	6,620	3,429
Loss on sales of securities	(454)	—	(1,434)	—
Interchange fees	2,163	2,202	6,269	6,401
BOLI income	383	335	1,314	1,024
Insurance commissions	433	509	1,318	1,421
Other	1,117	1,474	3,414	2,986
Total noninterest income	10,082	9,718	29,066	26,329

Noninterest expense:
Salaries and employee benefits	12,594	11,973	36,889	37,929
Occupancy and equipment	1,523	1,620	4,505	4,740
Information technology expenses	2,150	2,064	6,487	6,406
Professional fees	748	752	2,286	2,348
Advertising and public relations	965	766	2,892	2,432
Communications	210	224	652	710
Other	2,645	3,482	7,851	8,913
Total noninterest expense	20,835	20,881	61,562	63,478
Income before income taxes	7,038	7,458	20,708	20,121
Income taxes	1,409	1,654	4,272	3,972
Net income	$5,629	$5,804	$16,436	$16,149
Earnings per common share:
Basic	$0.32	$0.33	$0.94	$0.92
Diluted	0.32	0.33	0.94	0.92
Dividends declared per share	0.1125	0.1100	0.3375	0.3300
Weighted average common shares outstanding:
Basic	17,587,902	17,569,493	17,566,452	17,581,817
Diluted	17,587,902	17,569,493	17,566,452	17,581,817

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2024			2023
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
Interest income:
Loans, including fees	$28,501	$27,604	$27,097	$27,014	$26,022
Investment securities	5,248	5,048	5,520	5,700	5,770
Deposits in banks and short term investments	855	684	693	489	787
Total interest income	34,604	33,336	33,310	33,203	32,579

Interest expense:
Deposits	13,154	12,106	12,091	11,571	10,338
Federal funds purchased	—	—	—	1	11
Federal Home Loan Bank advances	1,913	1,821	1,572	1,623	1,568
Other borrowings	996	1,000	993	1,134	1,041
Total interest expense	16,063	14,927	14,656	14,329	12,958
Net interest income	18,541	18,409	18,654	18,874	19,621
Provision for credit losses	750	650	1,000	1,500	1,000
Net interest income after provision for credit losses	17,791	17,759	17,654	17,374	18,621

Noninterest income:
Service charges on deposits	2,401	2,288	2,373	2,595	2,200
Mortgage fee income	1,812	1,442	1,249	1,203	1,730
Gain on sales of SBA loans	2,227	2,347	2,046	1,634	1,268
Loss on sales of securities	(454)	(425)	(555)	—	—
Interchange fees	2,163	2,078	2,028	2,059	2,202
BOLI income	383	398	533	372	335
Insurance commissions	433	420	465	452	509
Other	1,117	949	1,348	990	1,474
Total noninterest income	10,082	9,497	9,487	9,305	9,718

Noninterest expense:
Salaries and employee benefits	12,594	12,277	12,018	11,304	11,973
Occupancy and equipment	1,523	1,475	1,507	1,543	1,620
Information technology expenses	2,150	2,227	2,110	2,147	2,064
Professional fees	748	704	834	749	752
Advertising and public relations	965	967	960	1,054	766
Communications	210	216	226	237	224
Other	2,645	2,464	2,742	2,553	3,482
Total noninterest expense	20,835	20,330	20,397	19,587	20,881
Income before income taxes	7,038	6,926	6,744	7,092	7,458
Income taxes	1,409	1,452	1,411	1,494	1,654
Net income	$5,629	$5,474	$5,333	$5,598	$5,804
Earnings per common share:
Basic	$0.32	$0.31	$0.30	$0.32	$0.33
Diluted	0.32	0.31	0.30	0.32	0.33
Dividends declared per share	0.1125	0.1125	0.1125	0.1100	0.1100
Weighted average common shares outstanding:
Basic	17,587,902	17,551,007	17,560,210	17,567,839	17,569,493
Diluted	17,587,902	17,551,007	17,560,210	17,567,839	17,569,493

Colony Bankcorp, Inc.
Quarterly Comparison
	2024			2023
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets	$3,065,103	$3,007,907	$3,015,509	$3,053,422	$3,093,823
Loans, net	1,866,374	1,846,768	1,840,361	1,865,099	1,847,603
Deposits	2,524,970	2,460,225	2,522,748	2,544,790	2,591,332
Total equity	276,052	264,743	259,914	254,935	238,692
Net income	5,629	5,474	5,333	5,598	5,804
Earnings per basic share	$0.32	$0.31	$0.30	$0.32	$0.33

Key Performance Ratios:
Return on average assets	0.74%	0.73%	0.71%	0.73%	0.75%
Operating return on average assets (a)	0.81%	0.80%	0.76%	0.71%	0.77%
Return on average total equity	8.33%	8.46%	8.38%	9.20%	9.61%
Operating return on average total equity (a)	9.18%	9.22%	9.10%	8.90%	9.89%
Total equity to total assets	9.01%	8.80%	8.62%	8.35%	7.72%
Tangible equity to tangible assets (a)	7.43%	7.18%	6.99%	6.73%	6.09%
Net interest margin	2.64%	2.68%	2.69%	2.70%	2.78%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Noninterest-bearing demand	$439,892	$437,623	$476,413	$498,992	$494,221
Interest-bearing demand	769,123	788,674	802,596	759,299	740,672
Savings	684,371	670,848	650,188	660,311	681,229
Time, $250,000 and over	198,942	168,856	173,386	167,680	187,218
Other time	432,642	394,224	420,165	458,508	487,992
Total	$2,524,970	$2,460,225	$2,522,748	$2,544,790	$2,591,332

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Coastal Georgia	$142,580	$144,021	$138,103	$137,398	$133,888
Middle Georgia	269,144	275,758	286,697	265,788	262,352
Atlanta and North Georgia	321,808	336,338	333,856	334,003	345,179
South Georgia	1,165,529	1,110,049	1,132,701	1,134,662	1,132,545
West Georgia	357,450	365,380	378,764	384,750	389,269
Brokered deposits	70,999	39,240	59,019	93,561	148,707
Reciprocal deposits	197,460	189,439	193,608	194,628	179,392
Total	$2,524,970	$2,460,225	$2,522,748	$2,544,790	$2,591,332

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core	$1,759,600	$1,732,843	$1,718,284	$1,729,866	$1,698,219
Purchased	126,437	132,731	140,734	153,604	166,752
Total	$1,886,037	$1,865,574	$1,859,018	$1,883,470	$1,864,971

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Construction, land & land development	$196,390	$199,916	$234,000	$247,146	$245,268
Other commercial real estate	1,012,466	985,102	971,205	974,649	969,168
Total commercial real estate	1,208,856	1,185,018	1,205,205	1,221,795	1,214,436
Residential real estate	349,777	360,847	347,277	355,973	339,501
Commercial, financial & agricultural	242,389	242,205	239,837	242,743	252,725
Consumer and other	85,015	77,504	66,699	62,959	58,309
Total	$1,886,037	$1,865,574	$1,859,018	$1,883,470	$1,864,971

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2024			2023
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Alabama	$46,630	$44,575	$44,806	$45,594	$45,135
Florida	12,280	2,753	1,579	40	—
Augusta	59,557	64,465	71,483	65,284	55,508
Coastal Georgia	220,452	228,844	232,557	243,492	239,281
Middle Georgia	120,843	124,268	121,131	118,806	116,776
Atlanta and North Georgia	432,377	427,568	425,753	426,724	431,632
South Georgia	427,887	413,098	409,681	436,728	446,221
West Georgia	184,634	184,365	183,679	187,751	188,208
Small Business Specialty Lending	79,967	75,182	71,196	68,637	65,187
Consumer Portfolio Mortgages	253,481	257,772	261,204	255,771	245,057
Marine/RV Lending	45,785	41,922	35,017	33,191	31,009
Other	2,144	762	932	1,452	957
Total	$1,886,037	$1,865,574	$1,859,018	$1,883,470	$1,864,971

Colony Bankcorp, Inc.
Classified Loans
	2024						2023
(dollars in thousands)	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$—	—	$54	3	$572	11	$1,063	14	$1,180	13
Other commercial real estate	13,338	36	13,990	34	13,918	46	10,219	39	7,726	41
Residential real estate	1,554	85	2,168	104	5,896	183	7,103	187	6,633	184
Commercial, financial & agricultural	6,005	61	6,075	54	5,487	70	5,284	58	5,102	56
Consumer and other	21	23	68	24	92	67	85	76	63	73
TOTAL	$20,918	205	$22,355	219	$25,965	377	$23,754	374	$20,704	367
Classified loans to total loans	1.11%		1.20%		1.40%		1.26%		1.11%

Colony Bankcorp, Inc.
Criticized Loans
	2024						2023
(dollars in thousands)	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$4,418	9	$626	6	$1,543	18	$2,192	21	$1,238	17
Other commercial real estate	32,790	64	31,544	59	31,498	46	27,445	77	20,356	70
Residential real estate	5,389	90	5,431	107	13,050	249	14,275	253	13,212	245
Commercial, financial & agricultural	9,444	68	7,181	59	8,609	114	12,686	106	15,701	89
Consumer and other	21	23	68	24	365	85	281	92	234	92
TOTAL	$52,062	254	$44,850	255	$55,065	512	$56,879	549	$50,741	513
Criticized loans to total loans	2.76%		2.40%		2.96%		3.02%		2.72%